SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 10, 2004

XEROX CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-4471	16-0468020
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Long Ridge Road

P. O. Box 1600

Stamford, Connecticut 06904-1600

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 968-3000

Not Applicable

(Former name or former address, if changed since last report)

Item 5.	Other Events.

On August 10, 2004, Registrant announced the completion of a $500,000,000 offering of senior unsecured notes due 2011 and bearing interest of 6.875 percent. Registrant stated that the offering exceeded the company’s initial expectations. Registrant also announced that Moody’s Investors Service raised its rating of Registrant’s senior unsecured debt two notches from B1 to Ba2, reflecting continued confidence in Registrant’s operational performance and strong financial results.

“The strength of our business – from a growing portfolio of leading products and services to a well executed business model that generates significant operating cash flow – is winning the confidence of and creating value for our stakeholders,” said Lawrence A. Zimmerman, Registrant’s senior vice president and chief financial officer. “This upgrade from Moody’s and the positive interest from investors are evidence that Xerox is delivering on all fronts and poised for continued success.” Zimmerman added that Registrant’s financial position gives the company flexibility to access the markets on an opportunistic basis, like taking advantage of favorable conditions to lock in attractive long-term interest rates as it did with the recent senior note offering.

Last month Registrant reported second-quarter earnings of 21 cents per share, exceeding its expectations, and raised full-year earnings expectations to 80-84 cents per share. In the first half of the year, it generated operating cash flow of about $500,000,000 after contributing about $250,000,000 to pension plans. Registrant said it remains on track to generate $1.5 billion of operating cash flow for the full year.

Reference is made to a Registration Statement of the Registrant on Form S-3 (Registration Nos. 333-111623, 333-111623-01 and 333-111623-02), filed under the Securities Act of 1933, as amended, on December 30, 2003 and declared effective on February 3, 2004 (the “Registration Statement”).

On August 10, 2004, the Registrant offered and sold $500,000,000 6 7/8% Senior Notes due 2011 covered by the Registration Statement. In connection with the aforementioned offering of the Registrant’s Senior Notes pursuant to Item 601 of Regulation S-K, the Registrant is filing the following exhibits to the Registration Statement.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit No.	Description

1(c)	Underwriting Agreement, dated August 5, 2004, among Registrant, each of the Guarantors and the Underwriters relating to the 6 7/8% Senior Notes of Registrant due 2011 (capitalized terms as defined therein)

5(c)	Opinion of Cravath, Swaine & Moore LLP relating to the 6 7/8% Senior Notes of Registrant due 2011

Forward Looking Statements

The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “should” and similar expressions, as they relate to Registrant, are intended to identify forward-looking statements. Such statements reflect Registrant’s current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. Registrant does not intend to update these forward-looking statements.

Registrant is making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors, including without limitation those that are included in Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004. Such factors could cause actual results to differ materially from those contemplated by the forward-looking statements and other public statements Registrant makes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this Report to be signed on its behalf by the undersigned duly authorized.

XEROX CORPORATION

By:	/s/ Leslie F. Varon
Leslie F. Varon Vice President and Secretary

Date: August 12, 2004

EXHIBIT INDEX

Exhibit No.	Description

1(c)	Underwriting Agreement, dated August 5, 2004, among Registrant, each of the Guarantors and the Underwriters relating to the 6 7/8% Senior Notes of Registrant due 2011 (capitalized terms as defined therein)

5(c)	Opinion of Cravath, Swaine & Moore LLP relating to the 6 7/8% Senior Notes due 2011